U.S. SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                              SCHEDULE 14C INFORMATION

                   INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                       OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.     )

Check the appropriate box:

[  ]  Preliminary Information Statement

[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14(a)-6(e)(2))

[x]  Definitive Information Statement

                                 PARAFIN CORPORATION
                     (Name of Small Business Issuer in Its Charter)

                    ___________________________________________
 (Name of Person(s) Filing Proxy Statement, if Other Than the Company)

Payment of Filing Fee (Check the appropriate box):

[x] No Fee Required

[  ]  Fee Computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
___________________________________________________________________

2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3.  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
determined):
___________________________________________________________________

4.  Proposed aggregate offering price:
___________________________________________________________________

5.  Total fee paid:
___________________________________________________________________

[  ]  Fee paid previously with preliminary materials.

[ ] Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1.  Amount previously paid:
_____________________________________________________________________

   2.  Form, schedule, or registration statement number:
_____________________________________________________________________

   3.  Filing party:
_____________________________________________________________________

   4.  Date filed:
_____________________________________________________________________

Notes:


                              INFORMATION STATEMENT

                               ParaFin Corporation
                         27127 Calle Arroyo, Suite 1923
                       San Juan Capistrano, California 92675

                    We Are Not Asking You for a Proxy and You Are
                         Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of ParaFin Corporation, a Nevada corporation ("Company"), to the holders of record at the close of business on September 30, 2004 ("Record Date") of the Company's outstanding common stock, par value $0.001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), that were not solicited by the Company.

     The Company's Board of Directors unanimously approved proposals to: (a) change the name of the Company from E.T. Corporation to ParaFin Corporation; and (b) decrease the issued and outstanding common stock of the company (also known as a reverse stock split) by the ratio of one new share of common stock for fifty existing shares of common stock without a change in the authorized shares of common
stock of the Company.   The Company has received the consent of a
majority of the outstanding shares of Common Stock for the Company for these actions.

     This Information Statement will be mailed to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

     The cost of preparing, assembling and mailing this Information Statement is being borne by the Company.

                             VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote on the Request for Written Consent was the close of business on the Record Date. On such date, the outstanding stock of the Company consisted of 68,514,650 shares of Common Stock and no preferred stock.

     Each holder of Common Stock was entitled to one (1) vote for each share of Common Stock held by such shareholder with regard to the Written Consent; there is no cumulative voting right on any shares. Votes withheld and abstentions, as well as broker non-votes, were not voted.

     The signatures on the Request for Written Consent of a majority of the shares of common stock outstanding on the record date constituted approval of the action to be taken by the Company.
Pursuant to applicable Nevada law, there are no dissenter's rights relating to the matters to be voted on.

                               STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Registrant's common stock as of September 30, 2004 (68,514,650 (1) issued and outstanding) by (i) all stockholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and (ii) all officers and directors of the Company, individually and as a group (each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them):

Title of Class  Name and Address              Amount and Nature     Percent of
                of Beneficial Owner             of Beneficial         Class
                                                   Owner (1)

Common Stock    John Johnston                      87,500              0.13%
                27127 Calle Arroyo, Suite 1923
                San Juan Capistrano, CA 92675

Common Stock    Robert M. Miller                   87,500              0.13%
                27127 Calle Arroyo, Suite 1923
                San Juan Capistrano, CA 92675

Common Stock    Sidney B. Fowlds                   70,000 (2)          0.010%
                27127 Calle Arroyo, Suite 1923
                San Juan Capistrano, CA 92675

Common Stock    Anthony V. Feimann                      0              0.00%
                27127 Calle Arroyo, Suite 1923
                San Juan Capistrano, CA 92675

Common Stock     Shares of all directors and      245,000              0.036%
                executive officers
                as a group (4 persons)

(1) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) 12 of these shares are held in the name of North American Oil and Gas, and 24 shares held in the name of JRM Financial Services, Inc.; both companies are controlled by Mr. Fowlds.

                        AMENDMENT TO ARTICLES OF INCORPORATON

     The corporate action consists of the Company filing a Certificate of Amendment of Articles of Incorporation so that:

     The name of the Company will be changed from "E.T. Corporation" to "ParaFin Corporation."

     The board of directors feels that the new name of the Company will better reflect the decision to seek opportunities with regard to hydrocarbon exploration.

              DECREASE IN ISSUED AND OUTSTANDING COMMON STOCK

Description of Securities.

(a)  Shareholder Rights.

Common Stock.

     The authorized capital of the Company currently consists of 190,000,000 shares of common stock, $0.001 par value per share. The holders of Common Stock:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the Company;

     - are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; and

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

The  shares of Common Stock do not have any of the following rights:

     - special voting rights;

     - preference as to dividends or interest;

     - preemptive rights to purchase in new issues of shares;

     - preference upon liquidation; or

     - any other special rights or preferences.

     In addition, the shares of Common Stock are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

Preferred Stock.

     The authorized capital stock of the Company also includes
10,000,000 shares of preferred stock, none of which are outstanding. In addition, no certificate of designation has been filed with respect to any of the preferred stock.

(b)  Non-Cumulative Voting.

     The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

     The Company does not currently intend to pay cash dividends. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

     A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Transfer Agent.

     The Company uses the services of Computershare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, Colorado 80401, as transfer agent and registrar.

Decrease in Issued and Outstanding Shares (Reverse Stock Split).

     The Company has decreased the issued and outstanding Common Stock by the ratio of fifty existing shares of Common Stock for each new one share of Common Stock without a change in the authorized shares of Common Stock of the Company (this is also known as a reverse stock split). The Company has provided the Over the Counter Bulletin Board at least ten calendar days advance notice of the effective date of this reverse stock split in compliance with Rule 10b-17 under the Securities Exchange Act of 1934.

     The Company sought approval for this reverse stock split because it believes its shareholders would benefit from a capital structure more appropriate for a company of its operational and financial status. The Company has refined its focus, set new objectives to enhance shareholders' value and hopes that a reverse stock split, which should result in a higher price per share, and corresponding lower number of total shares issued and outstanding at the time of implementation, should help to increase the marketability of its stock to potential new investors and its ability to attract institutional investors to hold its shares, while decreasing the volatility of its stock price. The Company believes that these changes will help to better position the Company to capture new growth opportunities and enable it to execute its business plans more effectively.

     One affect of a reverse stock split is to increase the number of authorized, but unissed shares of Common Stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

                                        Prior to Reverse       After Reverse

Number of Outstanding
Shares (as of September 30, 2004)        68,514,650              1,370,293 (1)

Shares Unreserved and
Authorized for Issuance                 121,485,350            188,629,707 (1)

Total Amount of Authorized
Shares                                  190,000,000            190,000,000

     (1) These numbers are an approximation since rounding may cause these numbers to change slightly.

     There are no current provisions of the Company's articles of incorporation, bylaws, or other contractual arrangements that have material anti-takeover impacts. The Company does not have any current plans, proposals, or arrangements to propose any amendments to the articles of incorporation or bylaws that would have a material anti-takeover effect.

     Another affect of a reverse stock split is that any Company shareholders that hold 49 or fewer shares will no longer be shareholders of the Company. In addition, any fractional interests in connection with the payment of this reverse split will be rounded up by the Company's transfer agent.


By order of the Board of Directors
October 5, 2004


/s/  Anthony V. Feimann
Anthony V. Feimann, Secretary